UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2013
Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Portfolio Recovery Associates, Inc. (the "Company") appointed Marjorie M. Connelly to serve as an independent director, effective September 11, 2013, with a term expiring at the Company's 2014 annual meeting of stockholders. In connection with her appointment, and in accordance with the Company's compensation policy for non-employee directors, Ms. Connelly was awarded shares of restricted stock of the Company with a grant date value equal to $110,000.  These shares will vest on the first anniversary date of the grant, subject to Ms.  Connelly's continued service to the Company through the vesting date. Ms.  Connelly's ongoing annual compensation will be consistent with that provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 19, 2013. There are no other arrangements or understandings between Ms. Connelly and the Company pursuant to which Ms. Connelly was appointed as director of the Company.

The Company is not aware of any relationships or transactions in which Ms. Connelly  has an interest that would require disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

On September 16, 2013, the Company issued a press release announcing Ms. Connelly's  appointment of to the Board, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 - Press release dated September 16, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

September 16, 2013	By:	/s/ Kevin P. Stevenson
Name: Kevin P. Stevenson
Title: EVP/CFO

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 16, 2013.